UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

FIRST WAVE BIOPHARMA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, Florida 33431

(561) 589-7020

Dear Fellow Stockholder,	December , 2022

On behalf of the Board of Directors and management of First Wave BioPharma, Inc. (the “Company,” “we,” “us,” or “our”), a Delaware corporation, you are invited to attend our Special Meeting of Stockholders including any adjournment or postponement thereof (the “Special Meeting”) to be held on January 9, 2023 at 9:00 A.M. Eastern Time virtually via the Internet at www.virtualshareholdermeeting.com/FWBI2023SM.

Details of the business to be conducted at the Special Meeting are described in this proxy statement.

Your vote is important. Regardless of whether you plan to attend the Special Meeting virtually, please read the accompanying proxy statement and then submit your proxy to vote by Internet, telephone or mail as promptly as possible. Returning your proxy will help us assure that a quorum will be present at the Special Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the virtual Special Meeting may vote during the virtual meeting, even if he or she has previously voted. Please refer to your proxy card for voting instructions. Submitting your proxy promptly may save us additional expense in soliciting proxies and will ensure that your shares are represented at the Special Meeting.

Our Board of Directors has unanimously approved the proposals set forth in the proxy statement and recommends that you vote in favor of each such proposal.

Sincerely,

JAMES SAPIRSTEIN
President, Chief Executive Officer and Chairman of the Board of Directors

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

866-407-1875

NOTICE OF THE FIRST WAVE BIOPHARMA, INC.

SPECIAL MEETING OF STOCKHOLDERS

Date and Time	January 9, 2023 at 9:00 A.M., Eastern Time.

Place	Solely virtual via the Internet at www.virtualshareholdermeeting.com/FWBI2023SM.

Items of Business	1.	Approval of the issuance of more than 20% of our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the private placement and warrant amendment for purposes of Nasdaq Listing Rule 5635(d);

	2.	Adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of our issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for three (1:3) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the special meeting, with the exact ratio to be determined by the Board without further approval or authorization of our stockholders (the “Reverse Split”); and

	3.	Approval of the adjournment of the special meeting to the extent there are insufficient proxies at the special meeting to approve any one or more of the foregoing proposals.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Special Meeting of Stockholders (the “Special Meeting”) at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

Record Date	December 8, 2022 (the “Record Date”). Only stockholders of record holding shares of our Common Stock and Series F Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.

Meeting Admission	You are invited to virtually attend the Special Meeting if you are a stockholder of record or a beneficial owner of shares of our Common Stock or Series F Preferred Stock as of the Record Date.

Availability of Proxy Materials	Our proxy materials are also available on the internet at: proxyvote.com.

Voting	If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the proxy card. Whether or not you expect to attend virtually, we urge you to submit your proxy to vote your shares as promptly as possible by following the instructions on your proxy card so that your shares may be represented and voted at the Special Meeting. Your vote is very important.

BY ORDER OF THE BOARD OF DIRECTORS,

Boca Raton, Florida	JAMES SAPIRSTEIN
December , 2022	President, Chief Executive Officer and Chairman of the Board of Directors

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, Florida 33431

(561) 589-7020

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of First Wave BioPharma, Inc. (the “Company,” “we,” “us,” or “our”), for use at the upcoming Special Meeting of Stockholders including any adjournment or postponement thereof (the “Special Meeting”) to be held on January 9, 2023 at 9:00 A.M. Eastern Time virtually via the Internet at www.virtualshareholdermeeting.com/FWBI2023SM. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share (the “Common Stock”), and holders of our Series F Preferred Stock, par value $0.0001 per share (“Series F Preferred Stock”).

This proxy statement and the enclosed proxy card are first being mailed on or about December , 2022 to stockholders entitled to vote as of the close of business on December 8, 2022 (the “Record Date”). These proxy materials contain instructions on how to access this proxy statement online at: proxyvote.com, and how to submit your proxy to vote via the internet, telephone and/or mail.

Voting

The specific proposals to be considered and acted upon at our Special Meeting are each described in this proxy statement. Only stockholders holding shares of Common Stock and Series F Preferred Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were (i) 5,804,671 shares of Common Stock issued and outstanding and (ii) 5,804.671 shares of Series F Preferred Stock issued and outstanding. Holders of record of shares of Common Stock have the right to vote on all matters brought before the Special Meeting. Holders of record of shares of Series F Preferred Stock have the right to vote only on the Reverse Stock Split Proposal (as defined herein) and the Adjournment Proposal (as defined herein). Holders of Common Stock and Series F Preferred Stock will vote on the Reverse Stock Split Proposal and the Adjournment Proposal as a single class.

Each holder of record of our Common Stock is entitled to one vote per share of Common Stock on each matter to be acted upon at the Special Meeting.

Each holder of Series F Preferred Stock has 1,000,000 votes per whole share of Series F Preferred Stock (1,000 votes per one-thousandth of a share of Series F Preferred Stock) and is entitled to vote with the holders of the Common Stock, together as a single class, on the Reverse Stock Split Proposal and the Adjournment Proposal, but are not otherwise entitled to vote on the other proposals to be presented at the Special Meeting. When a holder of Common Stock submits a vote or proxy with respect to the voting on the Reverse Stock Split Proposal and the Adjournment Proposal, the corresponding number of fractional shares of Series F Preferred Stock held by such holder will be automatically voted in a mirrored fashion unless otherwise indicated. For example, if a stockholder holds 10 shares of Common Stock (entitled to one vote per share) and votes in favor of the Reverse Stock Split Proposal and the Adjournment Proposal, then 10,010 votes will be recorded in favor of the Reverse Stock Split Proposal and the Adjournment Proposal, because the stockholder’s shares of Series F Preferred Stock will automatically be voted in favor of the Reverse Stock Split Proposal and the Adjournment Proposal alongside such stockholder’s shares of Common Stock. Holders of Series F Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series F Preferred Stock on the Reverse Stock Split Proposal, the Adjournment Proposal or any other matter brought before any meeting of stockholders held to vote on the Reverse Stock Split Proposal.

All shares of Series F Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed pursuant to the terms of the Series F Preferred Stock as of such time (the “Initial Redemption”). Any outstanding shares of Series F Preferred Stock that have not been redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the effectiveness of the amendment to our Charter (as defined below) to effect to effect the Reverse Split (as defined below).

Quorum

In order for any business to be conducted at the Special Meeting, both (i) the holders of one-third of the voting power of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the Special Meeting, and (ii) the holders of at least one-third of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting must be represented at the Special Meeting, either in person, by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy. If a quorum is not present at the scheduled time of the Special Meeting, the Board, the chairman of the meeting or, if directed to be voted on by the chairman of the meeting, the stockholders present or represented at the Special Meeting and entitled to vote thereon, although less than a quorum, may adjourn the Special Meeting until a quorum is present. The date, time and place and the means of remote communication, if any, of the adjourned Special Meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Special Meeting. An adjournment will have no effect on the business that may be conducted at the Special Meeting.

Required Vote for Approval

No.	Proposal
1.	Approval of the issuance of more than 20% of our Common Stock pursuant to the private placement and warrant amendment for purposes of Nasdaq Listing Rule 5635(d) (such proposal is referred to herein as the “Private Placement Proposal”). The Private Placement Proposal must be approved by the affirmative (“FOR”) vote of a majority of the total votes cast on the Private Placement Proposal. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the Private Placement Proposal. Shares that are not represented at the Special Meeting, abstentions and, if the Private Placement Proposal is deemed to be “non-routine” as described below, broker non-votes are not counted as votes cast and will not affect the outcome of the voting on the Private Placement Proposal, although they will be counted for purposes of determining whether there is a quorum present.

2.	Adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of our issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-three (1:3) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Board without further approval or authorization of our stockholders (the “Reverse Split” and such proposal is referred to herein as the “Reverse Stock Split Proposal”). The Reverse Stock Split Proposal must be approved by the affirmative (“FOR”) vote of a majority in voting power of the outstanding shares of Common Stock and Series F Preferred Stock entitled to vote on the Reverse Stock Split Proposal, voting together as a single class. Shares that are not represented at the Special Meeting, abstentions and, if the Reverse Stock Split Proposal is deemed to be “non-routine” as described below, broker non-votes with respect to the Reverse Stock Split Proposal will have the same effect as a vote against the Reverse Stock Split Proposal. However, as further discussed under “Proposal No. 2 - Practical Effect of Abstentions and Broker Non-Votes,” because the Series F Preferred Stock has 1,000,000 votes per share on the Reverse Stock Split Proposal but such votes must be counted by the Company in the same proportion as the shares of Common Stock voted on the Reverse Stock Split Proposal at the Special Meeting, the failure of a share of Common Stock to be voted on Proposal No. 2 will effectively have no impact on the outcome of the voting on the Reverse Stock Split Proposal.

No.	Proposal
3.	Approval of the Adjournment of the Special Meeting to the Extent There Are Insufficient Proxies at the Special Meeting to Approve Any One or More of the Foregoing Proposals (such proposal is referred to herein as the “Adjournment Proposal”). To approve the adjournment of the Special Meeting in the event that the number of shares of Common Stock and Series F Preferred Stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of any one or more of the foregoing proposals are insufficient to approve any proposal. This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock and Series F Preferred Stock present or represented by proxy and entitled to vote at the Special Meeting. Shares that are not represented at the Special Meeting, abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of the voting on the Adjournment Proposal.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting for or against a particular matter by a stockholder who is present, virtually, in person or by proxy, at the Special Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions regarding such matters, your broker may submit a proxy to vote on “routine” matters but not on “non-routine” matters and such proxy will be deemed a “broker non-vote” with respect to such “non-routine” proposals.

The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal in the absence of your instruction. For a proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a broker or other nominee submits a proxy to vote on at least one “routine” proposal and indicates that it does not have, or is not exercising, voting authority on matters deemed “non-routine.” Broker non-votes will not be counted as having been voted on the applicable proposal. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted.

Under Delaware law and our Amended and Restated Bylaws (our “Bylaws”), abstentions and broker non-votes, if any, with respect to Proposal 1 are not counted as votes cast on the matter and therefore will not affect the outcome of the voting on Proposal 1. Abstentions and, if such proposal is deemed to be “non-routine” as described above, broker non-votes, if any, with respect to Proposal 2 will have the same effect as a vote against Proposal 2. Abstentions and broker non-votes, if any, with respect to Proposal 1 and 3 will not affect the outcome of the voting on such proposals. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. Abstention and broker non-votes will be counted for purposes of determining whether there is a quorum present at the Special Meeting.

Voting, Revocation and Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by us. Solicitation may also be made by our directors and officers without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise.

We have engaged Alliance Advisors LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $80,000 in total. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

If your proxy is properly returned to us, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the approval of the Private Placement Proposal; (ii) FOR the Reverse Stock Split Proposal (in the case of the Series F Preferred Stock only, in the same proportions as shares of Common Stock are voted on the Reverse Stock Split Proposal); (iii) FOR the approval of the Adjournment Proposal to the extent there are insufficient proxies at the Special Meeting to approve any one or more of the foregoing proposals (in the case of the Series F Preferred Stock only, in the same proportions as shares of Common Stock are voted on the Adjournment Proposal); and (iv) at the discretion of the proxy holders, on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

If you have additional questions, need assistance in submitting your proxy or voting your shares of Common Stock or Series F Preferred Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

866-407-1875

If you are a stockholder of record, you may revoke or change your proxy at any time before the Special Meeting by filing, with our Chief Financial Officer at 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, a notice of revocation or another signed proxy with a later date. If you are a stockholder of record, you may also revoke your proxy by attending the Special Meeting and voting. Attendance at the Special Meeting alone will not revoke your proxy.

No Appraisal Rights

Our stockholders have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, as well as the preparation and posting of this proxy statement and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by telephone, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by e-mail, telephone and mail.

PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK PURSUANT TO THE PRIVATE PLACEMENT AND WARRANT AMENDMENT FOR PURPOSES OF NASDAQ LISTING RULE 5635(d).

Background and Overview

On November 20, 2022, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”), pursuant to which we issued, in a private placement (the “Private Placement”), an aggregate of (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 4,166,667 shares (the “Pre-Funded Warrant Shares”) of Common Stock and (ii) common warrants (the “Common Warrants” and collectively with the Pre-Funded Warrants, the “Warrants”), to purchase up to an aggregate of 8,333,334 shares of Common Stock (the “Common Warrant Shares” and collectively with the Pre-Funded Warrant Shares, the “Warrant Shares”) at a purchase price of $0.5999 per Pre-Funded Warrant and accompanying Common Warrant. The Private Placement closed on November 22, 2022. We received $2.5 million in gross proceeds from the Private Placement, before deducting offering fees and expenses.

The issuance of the Pre-Funded Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding prior to the Private Placement and the issuance of the Common Warrant Shares are subject to Stockholder Approval (as defined herein) under Nasdaq rules. The Pre-Funded Warrants have an exercise price of $0.0001 per share, were exercisable immediately upon issuance (subject to the limitation described above) and will expire when exercised in full. The Common Warrants have an exercise price of $0.7685 per share, will be exercisable upon Stockholder Approval and will expire five and one-half years from the initial exercise date.

In connection with the Private Placement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which we are required to file a registration statement with the SEC to register for resale the Warrant Shares. Under the terms of the Registration Rights Agreement, we were obligated to file a registration statement covering the Warrant Shares with the SEC on or before December 5, 2022 and to use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC by January 4, 2023.

In connection with the Private Placement, we entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Purchaser pursuant to which we agreed, subject to the Stockholder Approval (as defined below), to amend the Purchaser’s existing warrants to purchase up to 3,736,990 shares of Common Stock at a weighted average exercise price of $4.21 per share (the “Existing Warrants”), in consideration for such Purchaser’s purchase of $2.5 million of securities in the Private Placement, to (i) lower the exercise price of the Existing Warrants to $0.7685 per share and (ii) extend the termination date of the Existing Warrants until the five and one-half year anniversary of the approval by our stockholders of the Private Placement and Warrant Amendment (the “Warrant Amendment” and the such stockholder approval, the “Stockholder Approval”). The Warrant Amendment will be effective upon the date of Stockholder Approval.

Why We Need Stockholder Approval

Nasdaq Listing Rule 5635(d) requires stockholder approval for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).

As of November 20, 2022, the date we entered into the Purchase Agreement and Warrant Amendment Agreement, the Minimum Price of our Common Stock was approximately $0.7685. By contrast, the purchase price of each Pre-Funded Warrant and accompanying Common Warrant in the Private Placement was $0.5999. Because the purchase price was less than the Minimum Price and the Purchase Agreement and the Warrant Amendment are deemed to involve the issuance of more than 20% of the total pre-transaction shares outstanding, we are required to obtain the Stockholder Approval under Nasdaq Listing Rule 5635(d) and related guidance for the issuance of the Pre-Funded Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding prior to the Private Placement, the issuance of the Common Warrant Shares and the Warrant Amendment.

Effect of the Private Placement Proposal on Current Stockholders

If the Private Placement Proposal is adopted by our stockholders at the Special Meeting, we will have the right to issue shares of Common Stock in excess of 19.99% of our issued and outstanding Common Stock upon exercise of the Pre-Funded Warrants, the Common Warrants would become fully exercisable and the Warrant Amendment would become effective. The issuance of the Warrant Shares upon exercise of the Warrants and the changes made to the Existing Warrants pursuant to the Warrant Amendment will result in dilution to our stockholders and would afford our stockholders a smaller percentage interest in our voting power, liquidation value and aggregate book value.

If our stockholders do not approve the Private Placement Proposal, we may not issue shares of Common Stock in excess of 19.99% of our issued and outstanding Common Stock upon exercise of the Pre-Funded Warrants, the Common Warrants will not be exercisable and the Warrant Amendment will not be effective. In the event that the Stockholder Approval is not obtained at this Special Meeting, we are obligated to call a meeting of stockholders every three months thereafter to seek the Stockholder Approval until we obtain the Stockholder Approval. The requirement to call and hold additional stockholder meetings to obtain the Stockholder Approval would be expensive and the failure of our stockholders to approve the Private Placement Proposal could materially and adversely affect our ability to obtain additional capital to fund our business.

We are not seeking stockholder approval to authorize the Private Placement, the entry into or the closing of the transaction, or the execution of the related transaction documents, as we have already entered into and closed the transaction and executed the related transaction documents, which are binding obligations on us. The failure of our stockholders to approve this proposal will not negate the existing terms of such transaction documents or any other documents related to the Private Placement. The Warrants issued at the closing of the Private Placement will remain outstanding and the Warrants will remain our binding obligations.

Required Vote and Recommendation

The approval of the Private Placement Proposal requires the affirmative (“FOR”) vote of a majority of the total votes cast on the Private Placement Proposal. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the approval of the Private Placement Proposal. Any abstentions or broker non-votes are not counted as votes cast and will not affect the outcome of the voting on the Private Placement Proposal, although they will be counted for purposes of determining whether there is a quorum present.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL ONE.

PROPOSAL NO. 2: ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-THREE (1:3) TO ONE-FOR-FORTY (1:40), AT ANY TIME PRIOR TO THE ONE-YEAR ANNIVERSARY DATE OF THE SPECIAL MEETING, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD

Overview

Our Board has determined that it is advisable and in the best interests of the Company and its stockholders, for us to amend our Charter to authorize our Board to effect a reverse stock split (the “Charter Amendment”) of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-three (1:3) to one-for-forty (1:40) (the “Approved Split Ratios”), to be determined by the Board (the “Reverse Split”). A vote for this Proposal No. 2 will constitute approval of the Reverse Split that, once authorized by the Board and effected by filing the Charter Amendment with the Secretary of State of the State of Delaware, will combine between three and forty shares of our Common Stock into one share of our Common Stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our Common Stock issued and outstanding.

Accordingly, stockholders are asked to adopt and approve the Charter Amendment set forth in Appendix A to effect the Reverse Split as set forth in the Charter Amendment, subject to the Board’s determination, in its sole discretion, whether or not to implement the Reverse Split, as well as the specific ratio within the range of the Approved Split Ratios, and provided that the Reverse Split must be effected on or prior to the one-year anniversary date of the Special Meeting. The text of Appendix A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to implement the Reverse Split.

If adopted and approved by the holders of our outstanding voting securities, the Reverse Split would be applied at an Approved Split Ratio approved by the Board prior to the one-year anniversary date of the Special Meeting. The Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Purpose and Rationale for the Reverse Split

Avoid Delisting from the Nasdaq. As we have previously reported, on November 26, 2021, we received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing of the Common Stock on Nasdaq, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”).

On January 10, 2022, we submitted a plan to the Staff to regain compliance with the Minimum Stockholders’ Equity Rule and on February 15, 2022, the Staff notified us that Nasdaq had granted us an extension through May 25, 2022, to regain compliance. On May 26, 2022, we received a letter from the Staff indicating that, based upon our continued non-compliance with the Minimum Stockholders’ Equity Rule, the Staff had determined to delist the Company’s securities from Nasdaq unless we timely requested a hearing before a Nasdaq Hearing Panel (the “Panel”).

Additionally, on May 16, 2022, we received notice from the Staff indicating that, based upon the closing bid price of the Common Stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). We had 180 days from May 16, 2022, or through November 14, 2022, to regain compliance with the Bid Price Rule. After receiving stockholder approval at the annual meeting of stockholders, on August 26, 2022, we effected a one-for-thirty reverse stock split of the Common Stock (the “Prior Reverse Split”). By letter dated September 12, 2022, Nasdaq advised us that we had regained compliance with the Bid Price Rule.

We timely requested a hearing before the Panel. Following the hearing, on July 11, 2022 the Panel granted our request for continued listing of our common stock (the “Extension”). The Exception is subject to a number of significant conditions that must be satisfied on or before specific deadlines set forth in the Exception, including the completion of one or more significant equity financings on terms described in the Exception. The final term of the Exception expired on November 22, 2022.

Pursuant to the Extension, we are required to provide the Panel with prompt notification of any significant events that occur including any event that may call into question our ability to satisfy the terms of the Extension or maintain compliance with the continued listing standards of The Nasdaq Capital Market.

The closing bid price of our Common Stock has been less than $1.00 and we will be deemed to be out of compliance with the Bid Price Rule as of the close of business on December 20, 2022 unless the Common Stock closes above $1.00 prior thereto. We have been advised by the Staff that, as a result of our history of non-compliance and the terms of the Extension, we must demonstrate to the Panel how we intend to come back into compliance with the Bid Price Rule. Accordingly, we are seeking stockholder approval for the Reverse Split at this time even though we are not technically out of compliance with the Bid Price Rule as of the date of this proxy statement.

Additionally, in 2020, the Securities and Exchange Commission approved a previously proposed Nasdaq rule change to expedite delisting of securities with a closing bid price at or below $0.10 for 10 consecutive trading days during any bid price compliance period and that have had one or more reverse stock splits with a cumulative ratio of one for 250 or more shares over the prior two-year period. In addition, if a company falls out of compliance with the $1.00 minimum bid price after completing reverse stock splits over the immediately preceding two years that cumulatively result in a ratio one for 250 shares, the company will not be able to avail itself of any bid price compliance periods under Rule 5810(c)(3)(A), and Nasdaq will instead require the issuance of a Staff delisting determination. We could appeal the determination to a hearings panel, which could grant us a 180-day exception to remain listed if it believes we would be able to achieve and maintain compliance with the bid price requirement. Following the exception, the company would be subject to the procedures applicable to a company with recurring deficiencies (Nasdaq Rule 5815(d)(4)(B)).

Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our Common Stock could be delisted from Nasdaq. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.

As of December 8, 2022, our Common Stock closed at $[•] per share on The Nasdaq Capital Market. The Reverse Split, if effected, would likely have the immediate effect of increasing the price of our Common Stock as reported on The Nasdaq Capital Market, therefore reducing the risk that our Common Stock could be delisted from Nasdaq.

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board has approved resolutions proposing the Charter Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for adoption and approval at the Special Meeting.

Management and the Board have considered the potential harm to us and our stockholders should Nasdaq delist our Common Stock from trading. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other Effects. The Board also believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our Common Stock and may encourage interest and trading in our Common Stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our Common Stock. The Reverse Split could help increase analyst and broker interest in the Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our Common Stock and have the desired effect of maintaining compliance with Nasdaq’s Bid Price Rule.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Bid Price Rule. However, the effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the Prior Reverse Split did not enable us to maintain compliance with the Bid Price Rule. The history of similar reverse stock splits for companies in similar circumstances is varied. It is possible that (i) the per share price of our Common Stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our Common Stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.

The proposed Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the proposed Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

Determination of the Ratio for the Reverse Split

If Proposal No. 2 is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-three (1:3) or exceed a ratio of one-for-forty (1:40). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including the historical and projected performance of our Common Stock, the effect of the Approved Split Ratio on our compliance with other Nasdaq listing requirements, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and outstanding as of December 8, 2022, after completion of the Reverse Split, we will have between 145,116 and 1,934,890 shares of Common Stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split.

The following table contains approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following a 1:3 to 1:40 Reverse Split, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of December 8, 2022.

After Each Reverse Split Ratio

	Current	1:3	1:10	1:20	1:30	1:40
Common Stock Authorized(1)	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Common Stock Issued and Outstanding	5,804,671	1,934,890	580,467	290,233	193,489	145,116
Number of Shares of Common Stock Reserved for Issuance(2)	16,561,138	5,520,379	1,656,113	828,056	552,037	414,028
Number of Shares of Common Stock Authorized but Unissued and Unreserved	27,634,191	42,544,731	47,763,420	48,881,711	49,254,474	49,440,856
Price per share, based on the closing price of our Common Stock on December 8, 2022(3)	[•]	[•]	[•]	[•]	[•]	[•]

(1)	The Reverse Split will not have any impact on the number of shares of Common Stock we are authorized to issue under our Charter.

(2)	Includes (i) 4,996 shares of Common Stock issuable upon exercise of stock options, with a weighted average exercise price of $390.71 per share, under our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”), (ii) 2,093 shares of awarded but unissued restricted stock and restricted stock units under our 2014 Plan, (iii) 22,775 shares of Common Stock issuable upon exercise of stock options, with a weighted average exercise price of $83.97 per share, under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”), (iv) 47,703 shares of Common Stock available for future issuance under our 2020 Plan, (v) 12,253,547 shares of Common Stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $3.43 per share, assuming the Private Placement Proposal is approved by stockholders at the Special Meeting, (vi) 4,166,667 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, assuming the Private Placement Proposal is approved by stockholders at the Special Meeting (vi) 21,505 shares of Common Stock issuable upon conversion of 550.168 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), including in respect of accrued and unpaid dividends of approximately $0.737 million through December 8, 2022 at a conversion price of $231 per share, and (vii) up to 41,852 additional shares of Common Stock issued pursuant to an exchange right in excess of amounts currently underlying Series B Preferred Stock if the holders of Series B Preferred Stock elect to exchange into our sale of shares of Common Stock at $78.471 per share under our At The Market Offering Agreement, dated May 26, 2021 (the “ATM Agreement”).
(3)	The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of the Common Stock on December 8, 2022.

After the effective date of the Reverse Split, our Common Stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on Nasdaq under the symbol “FWBI”, assuming that we are able to regain compliance with the minimum bid price requirement, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of December 8, 2022 and are on a pre-Reverse Split basis), including:

•	4,996 shares of Common Stock issuable upon the exercise of stock options, at a weighted average exercise price of $390.71 per share under our 2014 Plan;

•	2,093 shares of granted, but unissued restricted stock and restricted stock units under our 2014 Plan;

•	12,253,547 shares of Common Stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $3.43 per share, assuming the Private Placement Proposal is approved by stockholders at the Special Meeting;

•	4,166,667 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, assuming the Private Placement Proposal is approved by stockholders at the Special Meeting;

•	22,775 shares of Common Stock issuable upon the exercise of stock options, at a weighted average exercise price of $83.97 per share under our 2020 Plan;

•	47,703 shares of Common Stock that are available for future issuance under our 2020 Plan;

•	21,505 shares of Common Stock issuable upon conversion of Series B Preferred Stock, including in respect of accrued and unpaid dividends of approximately $0.737 million through December 8, 2022; and

•	up to 41,852 additional shares of Common Stock issued pursuant to an exchange right in excess of amounts currently underlying Series B Preferred Stock if the holders of Series B Preferred Stock elect to exchange into our sale of shares of Common Stock at $78.471 per share under the ATM Agreement.

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Equity Incentive Plans

As of December 8, 2022, we had 4,996 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding options issued under our 2014 Plan. Further, as of December 8, 2022, we had 22,775 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding options issued under our 2020 Plan, as well as 47,703 shares of Common Stock available for issuance under the 2020 Plan. Pursuant to the terms of the 2014 Plan and the 2020 Plan, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the 2014 Plan and the 2020 Plan to equitably reflect the effects of the Reverse Split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the 2014 Plan and the 2020 Plan will be similarly adjusted.

Background on our Series F Preferred Stock

On November 25, 2022, the Board declared a dividend of 0.001 of a share of Series F Preferred Stock for each outstanding share of Common Stock held of record as of 5:00 p.m. Eastern Time on December 5, 2022. The shares of Series F Preferred Stock have 1,000,000 votes per share (or 1,000 votes per 0.001 of a share of Series F Preferred Stock). The terms of the Series F Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series F Preferred Stock (the “Series F Certificate of Designation”), filed with the State of Delaware and effective on November 28, 2022.

The shares of Series F Preferred Stock do not have any voting rights except with respect to the Reverse Stock Split Proposal and the Adjournment Proposal presented at this Special Meeting and at any adjournments or postponements thereof, or otherwise as required by law or as set forth in the Certificates of Designation.

Each holder of record of our Series F Preferred Stock is entitled to 1,000,000 votes per share of Series F Preferred Stock; provided, that, such shares of Series F Preferred Stock shall, to the extent cast on the Reverse Stock Split Proposal and the Adjournment Proposal, be automatically and without further action of the holders thereof voted in the same proportions as shares of Common Stock are voted on the Reverse Stock Split Proposal and the Adjournment Proposal (excluding any shares of Common Stock that are not voted). As an example, if the holders of 50.5% of the outstanding Common Stock voted at the Special Meeting are voted for the Reverse Stock Split Proposal, 50.5% of the votes cast by the holders of the Series F Preferred Stock shall be deemed to be cast for the Reverse Stock Split Proposal. Notwithstanding the foregoing, each share of Series F Preferred Stock redeemed pursuant to the Initial Redemption will have no voting power with respect to the Reverse Stock Split Proposal or any other matter.

There are 5,804.671 shares of Series F Preferred Stock outstanding as of the Record Date.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Charter Amendment with the office of the Secretary of State of the State of Delaware unless another effective date is set forth in the Charter Amendment. On the effective date, shares of Common Stock issued and outstanding shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the Approved Split Ratio set forth in this Proposal No. 2. If the proposed Charter Amendment is not adopted and approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder adoption and approval of this Proposal No. 2, if the Board elects to implement the proposed Reverse Split, stockholders owning fractional shares will be paid out in cash for such fractional shares. For example, assuming the Board elected to consummate an Approved Split Ratio of 1:10, if a stockholder held eleven shares of Common Stock immediately prior to the Reverse Split, then such stockholder would be paid in cash for the one share of Common Stock but will maintain ownership of the remaining shares of Common Stock.

Record and Beneficial Stockholders

If the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Split along with payment in lieu of any fractional shares. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-REVERSE SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal No. 2 and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

A stockholder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Split. A stockholder of our common stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service. Stockholders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with our Charter, Bylaws and Delaware law, and as further discussed above under Abstentions and Broker Non-Votes, approval and adoption of this Proposal No. 2 requires the affirmative (“FOR”) vote of a majority in voting power of the outstanding shares of Common Stock and Series F Preferred Stock entitled to vote on this Proposal No. 2, voting together as a single class. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this Proposal No. 2.

Practical Effect of Abstentions and Broker Non-Votes

Please note that if you prefer that the Proposal No. 2 not be approved, you should cast your vote against the proposal. Approval of this Proposal No. 2 requires the affirmative vote of the majority in voting power of the outstanding shares of our Common Stock and Series F Preferred Stock entitled to vote on the proposal, voting as a single class. Since the Series F Preferred Stock has 1,000,000 votes per share on the proposal and votes of the shares of Series F Preferred Stock, when cast, are automatically voted in the same proportion as the shares of Common Stock that are voted on this proposal, the failure of a share of Common Stock to be voted will effectively have no impact on the outcome of the vote. Therefore, shares of Common Stock affirmatively voted against the proposal will have the effect of causing the proportion of Series F Preferred Stock voted against the proposal to increase accordingly and vice versa.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

PROPOSAL NO. 3: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

TO THE EXTENT THERE ARE INSUFFICIENT PROXIES AT THE MEETING

TO APPROVE ANY ONE OR MORE OF THE FOREGOING PROPOSALS.

Adjournment of the Special Meeting

In the event that the number of shares of Common Stock and Series F Preferred Stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of any one or more of the foregoing proposals are insufficient to approve any such proposal, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we may ask stockholders to vote only upon the Adjournment Proposal and not on any other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

Required Vote and Recommendation

In accordance with our Charter, Bylaws and Delaware law, and as further discussed above under Abstentions and Broker Non-Votes, approval and adoption of this Proposal No. 3 requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock and Series F Preferred Stock present or represented by proxy and entitled to vote at the Special Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding shares of our capital stock beneficially owned as of December 8, 2022 by:

•	each of our officers and directors;

•	all officers and directors as a group; and

•	each person known by us to beneficially own five percent or more of the outstanding shares of our capital stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock. Percentage of beneficial ownership is based on 5,804,671 shares of our Common Stock and 5,804.671 shares of our Series F Preferred Stock outstanding as of December 8, 2022. In addition, shares of Common Stock subject to options or other rights currently exercisable, or exercisable within 60 days of December 8, 2022, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the individual holding such options, warrants or other rights (but not any other individual) and (ii) the directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address of such individual is c/o First Wave BioPharma, Inc., 777 Yamato Road, Suite 502, Boca Raton, Florida 33431.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock	Shares of Series F Preferred Stock Beneficially Owned	Percentage of Series F Preferred Stock
Current Named Executive Officers and Directors:
James Sapirstein, President and Chief Executive Officer(1)	5,356	*	5.356	*
Sarah Romano, Chief Financial Officer(2)	-	-	-	-
Edward J. Borkowski, Director Nominee(3)	6,067	*	6.067	*
Charles J. Casamento, Director Nominee(4)	2,041	*	2.041	*
Terry Coelho, Director Nominee(5)	1,183	*	1.183	*
David Hoffman, Director Nominee	6,033	*	6.033	*
Alastair Riddell, Director Nominee(6)	2,192	*	2.192	*
Former Named Executive Officers:
Daniel Schneiderman, Former Chief Financial Officer(7)	2,401	*	2.401	*
James E. Pennington, Former Chief Medical Officer	-	-	-	-
All Directors, Executive Officers and Former Named Executive Officers as a group (9 persons)	22,872	*	25.273	*

*	Less than 1%.
(1)	Includes (i) 4,611 shares of Common Stock issuable upon exercise of vested options, (ii) 529 shares of Common Stock issuable upon conversion of approximately 13.528 shares of Series B Preferred Stock, which includes accrued and unpaid dividends through December 8, 2022, and (iii) 216 shares of Common Stock issuable upon exercise of warrants. Excludes (i) 4,388 shares of Common Stock issuable upon exercise of unvested options, and (ii) 666 shares of Common Stock issuable upon unvested Restricted Stock Units (RSUs). Pursuant to the Series B Exchange Right, Mr. Sapirstein has the right to exchange the stated value, plus accrued and unpaid dividends, of the shares of Series B Preferred Stock beneficially owned by him for securities offered by the Company in any offering for cash proceeds that occurred between July 16, 2020 and January 1, 2022.
(2)	Excludes 5,000 shares of Common Stock issuable upon exercise of unvested options.
(3)	Includes (i) 1,366 shares of Common Stock, (ii) 1,024 shares of Common Stock issuable upon the exercise of warrants, (iii) 1,752 shares of Common Stock issuable upon exercise of vested options, (iv) 1,880 shares of Common Stock issuable upon conversion of approximately 48.043 shares of Series B Preferred Stock, which includes accrued and unpaid dividends through December 8, 2022, and (v) 45 shares of Common Stock held by Mr. Borkowski’s spouse. Excludes 150 unvested and unissued restricted shares of Common Stock. Pursuant to the Series B Exchange Right, Mr. Borkowski has the right to exchange the stated value, plus accrued and unpaid dividends, of the shares of Series B Preferred Stock beneficially owned by him for securities offered by the Company in any offering for cash proceeds that occurred between July 16, 2020 and January 1, 2022.
(4)	Includes (i) 359 shares of Common Stock, (ii) 1,652 shares of Common Stock issuable upon exercise of vested options, and (iii) 30 shares of Common Stock held by La Jolla Lenox Trust, a family trust of which the Trustee is someone other than Mr. Casamento. Mr. Casamento and members of his immediate family are the sole beneficiaries of the trust.
(5)	Includes 1,183 shares of Common Stock issuable upon exercise of vested options.
(6)	Includes (i) 440 shares of Common Stock, and (ii) 1,752 shares of Common Stock issuable upon exercise of vested options. Excludes (100 unvested restricted shares of Common Stock.
(7)	Includes (i) 3 shares of Common Stock and (ii) 2,398 shares of Common Stock issuable upon exercise of vested options.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals for the 2023 Annual Meeting of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by our Chief Financial Officer by writing to First Wave BioPharma, Inc., Attention: Chief Financial Officer - 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, no later than 90 days, or May 27, 2023, nor more than 120 days, or April 27, 2023, prior to the first anniversary of the preceding year’s annual meeting. Submitted proposals must comply with applicable Delaware law, the rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single set of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of our proxy materials at no charge, please notify your broker or direct a written request to First Wave BioPharma, Inc., Attention: Chief Financial Officer - 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, or contact us at (561) 589-7020. We undertake to deliver promptly, upon any such verbal or written request, a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact us at the above address or phone number.

Other Matters

At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the Special Meeting. If any other business should come before the Special Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

Solicitation of Proxies

The solicitation of proxies pursuant to this proxy statement is being made by us. Proxies may be solicited, among other methods, by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this proxy statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by us.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock and Preferred Stock for whom they hold shares, and we will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

We have engaged Alliance Advisors LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $80,000 in total. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING

VIRTUALLY, PLEASE READ THE PROXY STATEMENT AND THEN SUBMIT A PROXY TO VOTE

BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THAT

YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

Boca Raton, Florida	JAMES SAPIRSTEIN
December , 2022	President, Chief Executive Officer and Chairman of the Board of Directors

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

866-407-1875

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FIRST WAVE BIOPHARMA, INC.

First Wave BioPharma, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That a resolution was duly adopted on November 25, 2022, by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment at a special meeting of stockholders held on January 9, 2023, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The proposed amendment set forth as follows:

Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, be and hereby is further amended by replacing the second, third and fourth paragraphs of Article FOURTH with the following:

Upon effectiveness (“Effective Time”) of this amendment to the Amended and Restated Certificate of Incorporation of the Corporation, a one-for-[  ]1 reverse stock split (the “Reverse Split”) of the Corporation’s Common Stock shall become effective, pursuant to which each [  ] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (“Old Common Stock”) shall automatically, and without any action by the holder thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional interests as described below and with no corresponding reduction in the number of authorized shares of our Common Stock. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock and all references to such Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the New Common Stock or options or rights to purchase or acquire shares of New Common stock, as the case may be, after giving effect to the Reverse Split.

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the exchange the Corporation is currently trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split).

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of New Common Stock after the Effective Time.

SECOND: That said amendment will have an Effective Time of 12:01 A.M., Eastern Time, on   .

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this    day of     , 2023.

James Sapirstein

President and Chief Executive Officer

1	Shall be a whole number equal to or greater than three (3) and equal to or less than forty (40), which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D94010-S57531 For Against Abstain For Against Abstain FIRST WAVE BIOPHARMA, INC. 777 YAMATO ROAD, SUITE 502 BOCA RATON, FLORIDA 33431 FIRST WAVE BIOPHARMA, INC. 1. Approval of the issuance of more than 20% of our Common Stock pursuant to the private placement and warrant amendment for purposes of Nasdaq Listing Rule 5635(d). The Board of Directors recommends you vote FOR the following proposals: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2. Adoption and Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of our Shares of Common Stock Issued and Outstanding at a Specific Ratio, Ranging From One-for-Three (1:3) to One-for-Forty (1:40), with the Exact Ratio to be Determined by the Board. 3. Approval of the Adjournment of the Special Meeting to the Extent There Are Insufficient Proxies at the Special Meeting to Approve Any One or More of the Foregoing Proposals. 2a. To vote my Series F Preferred Stock differently on Proposal 2. 3a. To vote my Series F Preferred Stock differently on Proposal 3. Q. Your Series F Preferred Stock will be voted in the same manner as you have instructed your common stock on Proposals 2 and 3. If you wish to vote your Series F shares in a DIFFERENT manner, indicate YES and provide instructions on Proposals 2a and 3a. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No ! ! SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FWBI2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. FIRST WAVE BIOPHARMA, INC. Special Meeting of Stockholders January 9, 2023 9:00 AM Eastern Time This proxy is solicited by the Board of Directors The undersigned revokes all previous proxies and constitutes and appoints James Sapirstein and Sarah Romano, and each of them, the true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of First Wave BioPharma, Inc. (the "Company") which the undersigned is entitled to vote at the Company's 2023 Special Meeting of Stockholders (the "Special Meeting"), to be held virtually at www.virtualshareholdermeeting.com/FWBI2023SM on January 9, 2023 at 9:00 A.M. Eastern Time, and at any adjournment(s) or postponement(s) thereof, upon the following proposals, each of which are more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting (receipt of which is hereby acknowledged). THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. D94011-S57531 Continued to the signed on reverse side